                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                       -----------------------------------

     This Assignment and Acceptance Agreement, dated as of October 17, 2001 (this "Agreement"), between the Spiegel Master Trust ("Trust") and the Spiegel Credit Card Master Note Trust ("Note Trust").

     WHEREAS, the Collateral Series Supplement dated as of December 1, 2000, ("Collateral Series Supplement") among Spiegel Credit Corporation III, as Seller, First Consumers National Bank, as Servicer, and The Bank of New York (as successor in-interest to the corporate trust administration of Harris Trust and Savings Bank), as Trustee under the Amended and Restated Pooling and Servicing Agreement dated as of December 13, 1994 among Seller, Servicer and the Trustee, states at Section 3(b), that provided certain conditions are satisfied, "the holder of the Exchangeable Seller Certificate shall have the option to transfer the Exchangeable Seller Certificate to the Note Trust, upon which transfer the Trust shall terminate, and all of the Trust Assets shall be distributed to the
Note Trust, as holder of all of the beneficial interests in the Trust;...." (the
"Option"); and

     WHEREAS, in connection with transactions of even date herewith, Spiegel Acceptance Corporation ("SAC"), as holder of the Exchangeable Seller Certificate, has advised the Note Trust that it shall exercise the Option, and the Trust shall terminate and Trust Assets shall be distributed to the Note Trust, as provided in that section; and

     WHEREAS, the parties desire to further evidence termination of the Trust and distribution of the Trust Assets to the Note Trust, as described in Section 3(b) of the Collateral Series Supplement.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged,) the parties hereto agree as follows:

     1. All capitalized terms not otherwise defined herein are used as defined in the Collateral Series Supplement, as defined above.

     2. Simultaneous with the exercise of the Option by SAC as the holder of the Exchangeable Seller Certificate to transfer the Exchangeable Seller Certificate to the Note Trust, the Trust terminates, and thereupon, the Trustee of the Trust transfers, conveys, and assigns to the Note Trust without recourse, all of the Trust's right, title, and interest in, to, and under the Trust Assets.

     3. The Owner Trustee of the Note Trust hereby acknowledges its acceptance, on behalf of the Note Trust, of all right, title and interest to the Trust Assets, now existing and hereafter created, upon distribution by the Trust.

     4. This Agreement shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     5. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Bankers Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Note Trust, in no event shall Bankers Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Note Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Note Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement, dated as of December 1, 2000, between Spiegel Credit Corporation III and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement and Acceptance to be duly executed by their respective officers as of the day and year first above written.

                                           SPIEGEL MASTER TRUST

                                           By: The Bank of New York
                                           (successor-in-interest to corporate
                                           trust administration of Harris Trust
                                           and Savings Bank), as Trustee

                                           By:    /s/ Greg Anderson
                                                  ---------------------------

                                           Name:  Greg Anderson
                                                  ---------------------------

                                           Title: Authorized Agent
                                                  ---------------------------


                                           SPIEGEL CREDIT CARD MASTER NOTE TRUST

                                           By: Bankers Trust Company, not in its
                                           individual capacity, but solely as
                                           Owner Trustee on behalf of the Note
                                           Trust

                                           By:    /s/ John R. Steele
                                                  ---------------------------

                                           Name:  John R. Steele
                                                  ---------------------------

                                           Title: Treasurer
                                                  ---------------------------

Acknowledged and Accepted:

THE BANK OF NEW YORK,
not in its individual capacity but

solely as Indenture Trustee

By:    /s/ Greg Anderson
       ---------------------------

Name:  Greg Anderson
       ---------------------------

Title: Authorized Agent
       ---------------------------

                                      -4-